Q4 Supplemental Package February 18, 2020 Table of Contents Financial Highlights S-1 Consolidated Balance Sheets S-2 Consolidated Statements of Comprehensive Income S-3 Consolidated Statements of Funds from Operations ("FFO") S-5 Owned Properties Results of Operations S-6 Same Store Owned Properties Operating Expenses S-7 Seasonality of Operations S-8 Seasonality of Operations - Build-up to 2020 Same Store Grouping S-9 Investment Update S-10 Owned Development Update S-11 Presale Development Update S-12 Third-Party Development Update S-13 Management Services Update S-14 Capital Structure S-15 Interest Coverage S-16 Capital Allocation – Long Term Funding Plan (2020 - 2023) S-17 Outlook - Summary (Full Year and Q1 2020) S-18 2020 Outlook - Detail S-19 Detail of Property Groupings S-20 Definitions S-21 Investor Information S-23

Financial Highlights
($ in thousands, except share and per share data)

Operating Data	Three Months Ended December 31, 2019	2018	$ Change	% Change	Year Ended December 31, 2019	2018	$ Change	% Change
Total revenues	$ 255,835	$ 245,873	$ 9,962	4.1%	$ 943,042	$ 880,810	$ 62,232	7.1%
Operating income	55,743	67,520	(11,777)	(17.4%)	179,890	212,595	(32,705)	(15.4%)
Net income attributable to ACC	24,720	47,504	(22,784)	(48.0%)	84,969	117,095	(32,126)	(27.4%)
Net income per share - basic	0.18	0.34			0.61	0.84		
Net income per share - diluted	0.18	0.34			0.60	0.84		
Funds From Operations - ("FFO") [1]	89,779	113,320	(23,541)	(20.8%)	350,292	329,436	20,856	6.3%
FFO per share - diluted [1]	0.65	0.82	(0.17)	(20.7%)	2.52	2.38	0.14	5.9%
Funds From Operations - Modified ("FFOM") [1]	99,404	100,243	(839)	(0.8%)	336,172	319,837	16,335	5.1%
FFOM per share - diluted [1]	0.72	0.72	—	0.0%	2.42	2.31	0.11	4.8%

Market Capitalization and Unsecured Notes Covenants [2]	December 31, 2019	December 31, 2018
Debt to total market capitalization	34.3%	34.6%
Net debt to EBITDA [3]	6.7x	6.3x
Unencumbered asset value to total asset value	82.5%	81.2%
Total debt to total asset value	39.8%	36.5%
Secured debt to total asset value	9.1%	10.2%
Unencumbered asset value to unsecured debt	269.5%	308.0%
Interest coverage [3]	3.8x	4.2x

1. Refer to page S-5 for a reconciliation to net income, the most directly comparable GAAP measure.
2. Refer to the definitions outlined on pages S-21 and S-22 for detailed definitions of terms appearing on this page.
3. Refer to calculations on page S-16, including a reconciliation to net income and interest expense, the most directly comparable GAAP measures.

S-1

Consolidated Balance Sheets ($ in thousands) December 31, 2019 December 31, 2018 (unaudited) Assets Investments in real estate: Owned properties, net $ 6,694,715 $ 6,583,397 On-campus participating properties, net 75,188 77,637 Investments in real estate, net 6,769,903 6,661,034 Cash and cash equivalents 54,650 71,238 Restricted cash 26,698 35,279 Student contracts receivable, net 13,470 8,565 Operating lease right of use assets 1 460,857 — Other assets 1 234,176 262,730 Total assets $ 7,559,754 $ 7,038,846 Liabilities and equity Liabilities: Secured mortgage, construction and bond debt, net $ 787,426 $ 853,084 Unsecured notes, net 1,985,603 1,588,446 Unsecured term loans, net 199,121 198,769 Unsecured revolving credit facility 425,700 387,300 Accounts payable and accrued expenses 88,411 88,767 Operating lease liabilities 2 473,070 — Other liabilities 2 157,368 191,233 Total liabilities 4,116,699 3,307,599 Redeemable noncontrolling interests 104,381 184,446 Equity: American Campus Communities, Inc. and Subsidiaries stockholders' equity: Common stock 1,373 1,370 Additional paid in capital 4,458,456 4,458,240 Common stock held in rabbi trust (3,486) (3,092) Accumulated earnings and dividends (1,144,721) (971,070) Accumulated other comprehensive loss (16,946) (4,397) Total American Campus Communities, Inc. and Subsidiaries stockholders' equity 3,294,676 3,481,051 Noncontrolling interests - partially owned properties 43,998 65,750 Total equity 3,338,674 3,546,801 Total liabilities and equity $ 7,559,754 $ 7,038,846 1. For purposes of calculating net asset value ("NAV") at December 31, 2019, the company excludes other assets of approximately $4.4 million related to net deferred financing costs on its revolving credit facility and the net value of in-place leases, as well as operating lease right of use assets disclosed above associated with new lease accounting guidance that was adopted by the company on January 1, 2019. 2. For purposes of calculating NAV at December 31, 2019, the company excludes other liabilities of approximately $46.3 million related to deferred revenue and fee income, as well as operating lease liabilities disclosed above associated with new lease accounting guidance that was adopted by the company on January 1, 2019. S-2

Consolidated Statements of Comprehensive Income

($ in thousands, except share and per share data)

	Three Months Ended December 31, 2019 (unaudited)	Three Months Ended December 31, 2018	Three Months $ Change	Year Ended December 31, 2019 (unaudited)	Year Ended December 31, 2018	Year $ Change
Revenues						
Owned properties [1]	$ 238,908	$ 228,105	$ 10,803	$ 877,565	$ 825,959	$ 51,606
On-campus participating properties [1]	11,558	10,991	567	36,346	34,596	1,750
Third-party development services	662	3,398	(2,736)	13,051	7,281	5,770
Third-party management services	3,818	2,503	1,315	12,936	9,814	3,122
Resident services	889	876	13	3,144	3,160	(16)
Total revenues	**255,835**	**245,873**	**9,962**	**943,042**	**880,810**	**62,232**
Operating expenses						
Owned properties [1]	95,896	91,328	4,568	390,664	373,521	17,143
On-campus participating properties [1]	3,443	3,572	(129)	15,028	14,602	426
Third-party development and management services	5,786	3,886	1,900	19,915	15,459	4,456
General and administrative [2]	8,486	7,482	1,004	31,081	34,537	(3,456)
Depreciation and amortization	68,546	68,756	(210)	275,046	263,203	11,843
Ground/facility leases	4,151	3,329	822	14,151	11,855	2,296
(Gain) loss from disposition of real estate, net	(229)	—	(229)	53	(42,314)	42,367
Provision for impairment [3]	14,013	—	14,013	17,214	—	17,214
Other operating income	—	—	—	—	(2,648)	2,648
Total operating expenses	**200,092**	**178,353**	**21,739**	**763,152**	**668,215**	**94,937**
Operating income	**55,743**	**67,520**	**(11,777)**	**179,890**	**212,595**	**(32,705)**
Nonoperating income (expenses)						
Interest income	831	1,094	(263)	3,686	4,834	(1,148)
Interest expense	(28,855)	(27,021)	(1,834)	(111,287)	(99,228)	(12,059)
Amortization of deferred financing costs	(1,347)	(1,072)	(275)	(5,012)	(5,816)	804
Gain from extinguishment of debt, net [4]	—	8,651	(8,651)	20,992	7,867	13,125
Other nonoperating income	—	731	(731)	—	1,301	(1,301)
Total nonoperating expenses	**(29,371)**	**(17,617)**	**(11,754)**	**(91,621)**	**(91,042)**	**(579)**
Income before income taxes	26,372	49,903	(23,531)	88,269	121,553	(33,284)
Income tax provision [5]	(524)	(282)	(242)	(1,507)	(2,429)	922
Net income	**25,848**	**49,621**	**(23,773)**	**86,762**	**119,124**	**(32,362)**
Net income attributable to noncontrolling interests	(1,128)	(2,117)	989	(1,793)	(2,029)	236
Net income attributable to ACC, Inc. and Subsidiaries common stockholders	**$ 24,720**	**$ 47,504**	**$ (22,784)**	**$ 84,969**	**$ 117,095**	**$ (32,126)**
Other comprehensive income (loss)						
Change in fair value of interest rate swaps and other	1,983	(2,422)	4,405	(12,549)	(1,696)	(10,853)
Comprehensive income	$ 26,703	$ 45,082	$ (18,379)	$ 72,420	$ 115,399	$ (42,979)
Net income per share attributable to ACC, Inc. and Subsidiaries common stockholders						
Basic	$ 0.18	$ 0.34		$ 0.61	$ 0.84	
Diluted	$ 0.18	$ 0.34		$ 0.60	$ 0.84	
Weighted-average common shares outstanding						
Basic	137,404,752	137,031,547		137,295,837	136,815,051	
Diluted	138,372,433	137,903,783		138,286,778	137,722,049	

Refer to the next page for footnote explanations.

S-3

Consolidated Statements of Comprehensive Income ($ in thousands, except share and per share data) 1. The company adopted new lease accounting guidance on January 1, 2019, which required the reclassification of the provision for uncollectible accounts from operating expenses to revenue. The reclassification is reflected starting in the first quarter of 2019, but the prior year amounts have not been reclassified. The provision for uncollectible accounts for owned properties was $1.2 million and $1.5 million for the three months ended December 31, 2019 and 2018, respectively, and was $7.3 million and $7.1 million for the twelve months ended December 31, 2019 and 2018, respectively. The provision for uncollectible accounts for on-campus participating properties was $0.1 million for both the three months ended December 31, 2019 and 2018, and was a $0.5 million benefit and a $0.3 million expense for the twelve months ended December 31, 2019 and 2018, respectively. 2. The twelve months ended December 31, 2018 amount includes $5.8 million of transaction costs incurred in connection with the closing of the ACC / Allianz joint venture transaction in May 2018. 3. The three and twelve months ended December 31, 2019 amount represents a non-cash impairment charge for an intangible asset related to a property tax incentive arrangement at one owned property. The twelve months ended December 31, 2019 also includes an impairment charge recorded in March 2019 concurrent with the classification of one owned property as held for sale. 4. The twelve months ended December 31, 2019 amount represents the gain on the extinguishment of debt associated with a property that was transferred to the lender in settlement of the property's mortgage loan in July 2019. 5. Income tax provision for the twelve months ended December 31, 2018 includes a $1.3 million provision related to an estimated taxable gain resulting from the ACC / Allianz joint venture transaction which closed in May 2018. S-4

Consolidated Statements of Funds from Operations ("FFO")

(Unaudited, $ in thousands, except share and per share data)

	Three Months Ended December 31, 2019	Three Months Ended December 31, 2018	Three Months Ended December 31, $ Change	Year Ended December 31, 2019	Year Ended December 31, 2018	Year Ended December 31, $ Change
Net income attributable to ACC, Inc. and Subsidiaries common stockholders	$ 24,720	$ 47,504	$ (22,784)	$ 84,969	$ 117,095	$ (32,126)
Noncontrolling interests' share of net income	1,128	2,117	(989)	1,793	2,029	(236)
JV ("Joint Venture") partners' share of net income	(1,030)	(1,757)	727	(1,398)	(773)	(625)
JV partners' share of depreciation and amortization	(2,156)	(2,051)	(105)	(8,644)	(5,135)	(3,509)
JV partners' share of FFO	(3,186)	(3,808)	622	(10,042)	(5,908)	(4,134)
(Gain) loss from disposition of real estate	(229)	—	(229)	53	(42,314)	42,367
Elimination of provision for real estate impairment	—	—	—	3,201	—	3,201
Total depreciation and amortization	68,546	68,756	(210)	275,046	263,203	11,843
Corporate depreciation [1]	(1,200)	(1,249)	49	(4,728)	(4,669)	(59)
FFO attributable to common stockholders and OP unitholders	**89,779**	**113,320**	**(23,541)**	**350,292**	**329,436**	**20,856**
Elimination of operations of on-campus participating properties ("OCPPs")						
Net income from OCPPs	(4,449)	(3,801)	(648)	(6,587)	(5,516)	(1,071)
Amortization of investment in OCPPs	(2,046)	(1,963)	(83)	(8,380)	(7,819)	(561)
	83,284	107,556	(24,272)	335,325	316,101	19,224
Modifications to reflect operational performance OCPPs						
Our share of net cashflow [2]	1,004	696	308	3,067	2,928	139
Management fees and other	652	506	146	2,249	1,564	685
Contribution from OCPPs	1,656	1,202	454	5,316	4,492	824
Transaction costs [3]	451	—	451	598	7,586	(6,988)
Elimination of gain from extinguishment of debt [4]	—	(8,651)	8,651	(20,992)	(7,867)	(13,125)
Elimination of provision for impairment of intangible asset [5]	14,013	—	14,013	14,013	—	14,013
Elimination of gain from litigation settlement [6]	—	(675)	675	—	(3,323)	3,323
Elimination of FFO from property in receivership [7]	—	811	(811)	1,912	2,848	(936)
Funds from operations-modified ("FFOM") attributable to common stockholders and OP unitholders	**$ 99,404**	**$ 100,243**	**$ (839)**	**$ 336,172**	**$ 319,837**	**$ 16,335**
FFO per share - diluted	**$ 0.65**	**$ 0.82**		**$ 2.52**	**$ 2.38**	
FFOM per share - diluted	**$ 0.72**	**$ 0.72**		**$ 2.42**	**$ 2.31**	
Weighted-average common shares outstanding - diluted	**138,876,150**	**138,576,084**		**138,860,311**	**138,571,270**	

1. Represents depreciation on corporate assets not added back for purposes of calculating FFO.
2. 50% of the properties' net cash available for distribution after payment of operating expenses, debt service (including repayment of principal) and capital expenditures which is included in ground/ facility leases expense in the consolidated statements of comprehensive income (refer to page S-3).
3. The three months and year ended December 31, 2019 amounts represent transaction costs incurred in connection with the closing of presale development transactions. The year ended December 31, 2018 amount represents transaction costs incurred in connection with the closing of a presale development transaction and transaction costs incurred in connection with the closing of the ACC / Allianz real estate joint venture transaction in May 2018, net of an adjustment to estimated state income tax related to a tax gain resulting from the ACC / Allianz joint venture transaction.
4. The year ended December 31, 2019 amount represents gains associated with the extinguishment of a mortgage loan due to the transfer of an owned property to the lender in satisfaction of the property's mortgage loan. The three months ended December 31, 2018 amount represents a gain related to the planned extinguishment of debt resulting from the unwinding of a New Market Tax Credit ("NMTC") structure at one of the company's owned properties. The year ended December 31, 2018 amount represents the gain discussed previously, offset by losses associated with the early extinguishment of mortgage loans due to real estate disposition transactions, including the sale of partial ownership interests in properties. Such costs are excluded from gains from dispositions of real estate reported in accordance with GAAP.
5. Represents a non-cash impairment charge for an intangible asset related to a property tax incentive arrangement at one owned property.
6. Represents a gain related to cash proceeds received from a litigation settlement.
7. Represents FFO for an owned property that was transferred to the lender in July 2019 in settlement of the property's mortgage loan.

S-5

Owned Properties Results of Operations [1]

($ in thousands)

	Three Months Ended December 31,				Year Ended December 31,			
	2019	2018	$ Change	% Change	2019	2018	$ Change	% Change
Owned properties revenues								
Same store properties	$ 209,011	$ 204,651	$ 4,360	2.1%	$ 791,480	$ 770,510	$ 20,970	2.7%
New properties	29,174	18,766	10,408		78,290	28,360	49,930	
Sold and held for sale properties [2]	1,612	3,998	(2,386)		10,939	23,100	(12,161)	
Total revenues [3 4]	**$ 239,797**	**$ 227,415**	**$ 12,382**	**5.4%**	**$ 880,709**	**$ 821,970**	**$ 58,739**	**7.1%**
Owned properties operating expenses								
Same store properties [5]	$ 85,308	$ 82,517	$ 2,791	3.4%	$ 353,944	$ 344,509	$ 9,435	2.7%
New properties	9,755	5,112	4,643		30,557	10,250	20,307	
Other [6]	128	158	(30)		338	719	(381)	
Sold and held for sale properties [2 7]	705	1,975	(1,270)		5,825	10,894	(5,069)	
Total operating expenses [3]	**$ 95,896**	**$ 89,762**	**$ 6,134**	**6.8%**	**$ 390,664**	**$ 366,372**	**$ 24,292**	**6.6%**
Owned properties net operating income								
Same store properties	$ 123,703	$ 122,134	$ 1,569	1.3%	$ 437,536	$ 426,001	$ 11,535	2.7%
New properties	19,419	13,654	5,765		47,733	18,110	29,623	
Other [6]	(128)	(158)	30		(338)	(719)	381	
Sold and held for sale properties [2 7]	907	2,023	(1,116)		5,114	12,206	(7,092)	
Total net operating income	**$ 143,901**	**$ 137,653**	**$ 6,248**	**4.5%**	**$ 490,045**	**$ 455,598**	**$ 34,447**	**7.6%**

1. Refer to page S-20 for detail of our store groupings.
2. Includes properties sold in 2018 and 2019 and one property that was transferred to the lender in July 2019 in settlement of the property's mortgage loan.
3. The company adopted new lease accounting guidance on January 1, 2019, which required the reclassification of the provision for uncollectible accounts from operating expenses to revenue starting in the first quarter 2019. To ensure comparability between periods when calculating same store and new property results of operations, the reclassification has also been made for the prior year. See page S-3 for the total amounts reclassified from operating expenses to revenue for all properties for both periods presented.
4. Includes revenues that are reflected as Resident Services Revenue on the accompanying consolidated statements of comprehensive income.
5. Refer to page S-7 for detail of same store operating expenses.
6. Includes transaction costs and recurring professional fees related to the formation and operation of the ACC / Allianz joint venture that are included in owned properties operating expenses in the consolidated statements of comprehensive income (refer to page S-3).
7. Does not include the allocation of payroll and other administrative costs related to corporate management and oversight.

S-6

Same Store Owned Properties Operating Expenses [1 2]

($ in thousands, except per bed amounts)

	Three Months Ended December 31,						
	2019				2018		
	Total	Per Bed	% Change From Prior Year	% of Total Operating Expenses	Total	Per Bed	% of Total Operating Expenses
Property taxes	$ 20,365	$ 236	3.3%	24%	$ 19,723	$ 229	25%
General & administrative and other [3]	19,125	222	6.1%	22%	18,025	209	22%
Utilities	18,623	216	1.3%	22%	18,393	214	22%
Payroll	16,450	192	8.5%	19%	15,165	176	18%
Repairs and maintenance	5,057	59	(11.5%)	6%	5,714	66	7%
Marketing	3,547	41	1.5%	4%	3,494	41	4%
Insurance	2,141	25	6.9%	3%	2,003	23	2%
Total same store owned operating expenses [3]	**$ 85,308**	**$ 991**	**3.4 %**	**100%**	**$ 82,517**	**$ 958**	**100%**
Same store owned beds	**86,111**						

	Year Ended December 31,						
	2019				2018		
	Total	Per Bed	% Change From Prior Year	% of Total Operating Expenses	Total	Per Bed	% of Total Operating Expenses
Property taxes	$ 83,180	$ 966	3.8%	24%	$ 80,151	$ 931	23%
General & administrative and other [3]	72,636	844	2.8%	21%	70,636	820	21%
Utilities	71,015	824	(2.4%)	20%	72,738	845	21%
Payroll	68,967	801	4.8%	19%	65,792	764	19%
Repairs and maintenance	34,202	397	2.5%	10%	33,384	388	10%
Marketing	15,739	183	12.9%	4%	13,946	162	4%
Insurance	8,205	95	4.4%	2%	7,862	91	2%
Total same store owned operating expenses [3]	**$ 353,944**	**$ 4,110**	**2.7 %**	**100%**	**$ 344,509**	**$ 4,001**	**100%**
Same store owned beds	**86,111**						

1. Refer to the definition of operating expenses on page S-22 for a detailed description of items included in the various expense categories.
2. Refer to page S-20 for detail of our same store groupings.
3. The company adopted new lease accounting guidance on January 1, 2019, which required the reclassification of the provision for uncollectible accounts from operating expenses to revenue starting in the first quarter 2019. To ensure comparability between periods when calculating same store operating expenses, the reclassification has also been made for the prior year.

S-7

Seasonality of Operations[1]
($ in thousands, except per bed amounts)

	Three Months Ended					
	December 31, 2018	March 31, 2019	June 30, 2019	September 30, 2019	December 31, 2019	Total/Weighted Average- Last 12 Months
2019 Same Store Properties						
Average number of owned beds	86,111	86,111	86,111	86,111	86,111	86,111
Average physical occupancy for the quarter	*97.3%*	*96.9%*	*90.6%*	*90.9%*	*97.5%*	*94.0%*
Rental revenue per occupied bed per month[2]	$ 764	$ 760	$ 743	$ 746	$ 777	$ 757
Rental revenue	$ 192,071	$ 190,163	$ 173,862	$ 175,233	$ 195,593	$ 734,851
Other income[3,4]	12,580	12,816	14,014	16,381	13,418	56,629
Total revenue	$ 204,651	$ 202,979	$ 187,876	$ 191,614	$ 209,011	$ 791,480
Property operating expenses[4]	82,517	83,826	83,179	101,631	85,308	353,944
Net operating income	$ 122,134	$ 119,153	$ 104,697	$ 89,983	$ 123,703	$ 437,536
Operating margin	*59.7%*	*58.7%*	*55.7%*	*47.0%*	*59.2%*	*55.3%*
2019 New Properties						
Average number of owned beds	6,985	6,985	6,985	8,417	10,144	8,133
Average physical occupancy for the quarter	*96.9%*	*97.6%*	*65.4%*	*70.5%*	*97.4%*	*83.6%*
Rental revenue per occupied bed per month[2]	$ 889	$ 878	$ 862	$ 907	$ 949	$ 907
Rental revenue	$ 18,055	$ 17,960	$ 11,808	$ 16,155	$ 28,140	$ 74,063
Other income[3,4]	711	598	951	1,644	1,034	4,227
Total revenue	$ 18,766	$ 18,558	$ 12,759	$ 17,799	$ 29,174	$ 78,290
Property operating expenses[4]	5,112	6,122	5,787	8,893	9,755	30,557
Net operating income	$ 13,654	$ 12,436	$ 6,972	$ 8,906	$ 19,419	$ 47,733
Operating margin	*72.8%*	*67.0%*	*54.6%*	*50.0%*	*66.6%*	*61.0%*
ALL PROPERTIES						
Average number of owned beds	93,096	93,096	93,096	94,528	96,255	94,244
Average physical occupancy for the quarter	*97.2%*	*97.0%*	*88.8%*	*89.1%*	*97.5%*	*93.1%*
Rental revenue per occupied bed per month[2]	$ 774	$ 768	$ 749	$ 757	$ 795	$ 768
Rental revenue	$ 210,126	$ 208,123	$ 185,670	$ 191,388	$ 223,733	$ 808,914
Other income[3,4]	13,291	13,414	14,965	18,025	14,452	60,856
Total revenue	$ 223,417	$ 221,537	$ 200,635	$ 209,413	$ 238,185	$ 869,770
Property operating expenses[4]	87,629	89,948	88,966	110,524	95,063	384,501
Net operating income	$ 135,788	$ 131,589	$ 111,669	$ 98,889	$ 143,122	$ 485,269
Operating margin	*60.8%*	*59.4%*	*55.7%*	*47.2%*	*60.1%*	*55.8%*
Sold, held for sale properties and other[5]						
Total revenue	$ 3,998	$ 3,664	$ 3,268	$ 2,395	$ 1,612	$ 10,939
Property operating expenses[4]	2,133	2,221	1,797	1,312	833	6,163
Net operating income	$ 1,865	$ 1,443	$ 1,471	$ 1,083	$ 779	$ 4,776

1. Refer to page S-20 for detail of our store groupings.
2. Rental revenue per occupied bed per month is calculated based upon our net student rental revenue earned during the respective quarter divided by average monthly occupied beds over the periods presented.
3. Other income is all income other than net student rent. This includes, but is not limited to, utility income, damages, parking income, summer conference rent, application and administration fees, income from retail tenants, and the provision for uncollectible accounts reclassified from expenses to revenue as part of the adoption of the new lease accounting guidance on January 1, 2019.
4. The company adopted new lease accounting guidance on January 1, 2019, which required the reclassification of the provision for uncollectible accounts from operating expenses to revenue starting in the first quarter of 2019. To ensure comparability between periods when calculating same store and new property results of operations, the reclassification has also been made for the prior year. See page S-3 for the total amounts reclassified from operating expenses to revenue for all properties for both periods presented.
5. Includes properties sold during the periods presented and costs related to the formation and operation of the ACC / Allianz joint venture as noted on page S-6.

S-8

Seasonality of Operations - Build-up to 2020 Same Store Grouping [1]

($ in thousands, except per bed amounts)

	Three Months Ended				
	March 31, 2019	June 30, 2019	September 30, 2019	December 31, 2019	Total/Weighted Average- Last 12 Months
2019 Same Store Properties [2]					
Average number of owned beds	85,210	85,210	85,210	85,210	85,210
Average physical occupancy for the quarter	*96.9%*	*90.6%*	*90.8%*	*97.5%*	*94.0%*
Rental revenue per occupied bed per month	$ 757	$ 739	$ 743	$ 774	753
Rental revenue	$ 187,509	$ 171,214	$ 172,538	$ 192,858	$ 724,119
Other income [3]	12,385	13,648	15,895	12,879	54,807
Total revenue	$ 199,894	$ 184,862	$ 188,433	$ 205,737	$ 778,926
Property operating expenses	82,514	81,906	100,233	84,077	348,730
Net operating income	$ 117,380	$ 102,956	$ 88,200	$ 121,660	$ 430,196
Operating margin	*58.7%*	*55.7%*	*46.8%*	*59.1%*	*55.2%*
2020 New Same Store Properties [4]					
Average number of owned beds	6,985	6,985	6,985	6,985	6,985
Average physical occupancy for the quarter	*97.6%*	*65.4%*	*65.5%*	*96.7%*	*81.3%*
Rental revenue per occupied bed per month	$ 878	$ 862	$ 874	$ 895	$ 877
Rental revenue	17,960	11,809	11,991	18,131	59,891
Other income [3]	377	729	1,140	460	2,706
Total revenue	$ 18,337	$ 12,538	$ 13,131	$ 18,591	$ 62,597
Property operating expenses	5,606	5,137	6,293	6,160	23,196
Net operating income	$ 12,731	$ 7,401	$ 6,838	$ 12,431	$ 39,401
Operating margin	*69.4%*	*59.0%*	*52.1%*	*66.9%*	*62.9%*
2020 SAME STORE PROPERTIES					
Average number of owned beds	92,195	92,195	92,195	92,195	92,195
Average physical occupancy for the quarter	*96.9%*	*88.7%*	*88.9%*	*97.4%*	*93.0%*
Rental revenue per occupied bed per month	$ 767	$ 746	$ 750	$ 783	$ 762
Rental revenue	205,469	183,023	184,529	210,989	784,010
Other income [3]	12,762	14,377	17,035	13,339	57,513
Total revenue	$ 218,231	$ 197,400	$ 201,564	$ 224,328	$ 841,523
Property operating expenses	88,120	87,043	106,526	90,237	371,926
Net operating income	$ 130,111	$ 110,357	$ 95,038	$ 134,091	$ 469,597
Operating margin	*59.6%*	*55.9%*	*47.2%*	*59.8%*	*55.8%*

1. Refer to page S-19 for detail of same store groupings.
2. This section presents operating results for the 2019 same store properties from page S-8 with the exclusion of a 2019 same store property containing 901 beds anticipated to be sold during the first quarter of 2020.
3. Other income is all income other than Net Student Rent. This includes, but is not limited to, utility income, damages, parking income, summer conference rent, application and administration fees, income from retail tenants, and the provision for uncollectible accounts reclassified from expenses to revenue as part of the adoption of the new lease accounting guidance on January 1, 2019.
4. Includes 10 properties opened in 2018 that will become part of the same store grouping for 2020.

S-9

Investment Update ($ in thousands) DISPOSITIONS Extinguished Project Location Primary University Served Beds Closing Date Sales Price Mortgage Debt College Club Townhomes Tallahassee, FL Florida A&M University 544 May 17, 2019 $ 9,450 $ — Blanton Common 1 Valdosta, GA Valdosta State University 860 July 2, 2019 27,400 27,400 Landmark Ann Arbor, MI University of Michigan 606 November 25, 2019 100,000 — 2,010 $ 136,850 $ 27,400 1. In July 2019, Blanton Common was transferred to the lender in settlement of the property's mortgage loan. The sales price represents the principal amount of mortgage debt extinguished as a result of the transaction. S-10

Owned Development Update
($ in thousands)

OWNED DEVELOPMENT PROJECTS UNDER CONSTRUCTION [1]

Project	Location	Primary University / Market Served	Project Type	Beds		Estimated Project Cost [2]		Total Costs Incurred as of December 31, 2019 [3]	Scheduled Occupancy
Disney College Program Phases I-II [4 5]	Orlando, FL	Walt Disney World® Resort	ACE	1,627	$	108,500	$	81,517	May & Aug 2020
Currie Hall Phase II	Los Angeles, CA	Univ. of Southern California	ACE	272		42,000		22,837	August 2020
Holloway Residences	San Francisco, CA	San Francisco State Univ.	ACE	584		129,200		89,983	August 2020
		SUBTOTAL - 2020 DELIVERIES		**2,483**	**$**	**279,700**	**$**	**194,337**	
Disney College Program Phases III-V [4 6]	Orlando, FL	Walt Disney World® Resort	ACE	3,369	$	190,400	$	102,366	Jan, May & Aug 2021
		SUBTOTAL - 2021 DELIVERIES		**3,369**	**$**	**190,400**	**$**	**102,366**	
Disney College Program Phases VI-VIII [4 7]	Orlando, FL	Walt Disney World® Resort	ACE	3,235	$	193,000	$	27,448	Jan, May & Aug 2022
		SUBTOTAL - 2022 DELIVERIES		**3,235**	**$**	**193,000**	**$**	**27,448**	
Disney College Program Phases IX-X [4 8]	Orlando, FL	Walt Disney World® Resort	ACE	2,209	$	122,700	$	15,298	Jan & May 2023
		SUBTOTAL - 2023 DELIVERIES		**2,209**	**$**	**122,700**	**$**	**15,298**	

1. Does not include land parcels in nine university markets totaling $55.9 million.
2. In certain instances at ACE properties, the company agrees to construct spaces within the property that will ultimately be owned, managed, and funded by the universities. Such spaces include but are not limited to dining, childcare, retail, academic, and office facilities. Estimated Project Cost excludes the costs of the construction of such facilities, as they will be reimbursed by the universities.
3. Includes $336.5 million in construction in progress "CIP" and excludes $5.1 million of CIP balances related to ongoing renovation projects at operating properties. Total consolidated CIP as of December 31, 2019 was $341.6 million.
4. The company executed two ground lease agreements with *Walt Disney World*® Resort to develop, own, and manage housing for college students participating in the Disney student internship program (the "Disney College Program"). The development will be delivered in multiple phases from 2020-2023.
5. Phase I, with estimated project costs of $61.6 million and 778 beds, is scheduled for occupancy in May 2020. Phase II, with estimated project costs of $46.9 million and 849 beds, is scheduled for occupancy in August 2020.
6. Phase III, with estimated project costs of $54.4 million and 984 beds, is scheduled for occupancy in January 2021. Phase IV, with estimated project costs of $84.5 million and 1,521 beds, is scheduled for occupancy in May 2021. Phase V, with estimated project costs of $51.5 million and 864 beds, is scheduled for occupancy in August 2021.
7. Phase VI, with estimated project costs of $61.3 million and 867 beds, is scheduled for occupancy in January 2022. Phase VII, with estimated project costs of $90.3 million and 1,632 beds, is scheduled for occupancy in May 2022. Phase VIII, with estimated project costs of $41.4 million and 736 beds, is scheduled for occupancy in August 2022.
8. Phase IX, with estimated project costs of $81.5 million and 1,473 beds, is scheduled for occupancy in January 2023. Phase X, with estimated project costs of $41.2 million and 736 beds, is scheduled for occupancy in May 2023.

S-11

Presale Development Update 1 ($ in thousands) RECENTLY COMPLETED PRESALE DEVELOPMENT PROJECTS Amount Funded Remaining Project Purchase as of Purchase Price Actual Project Location Primary University Served Type Beds Price 2 December 31, 2019 3 to be Funded Occupancy 959 Franklin 4 Eugene, OR University of Oregon Off-campus 443 $ 73,800 $ 73,800 $ — September 2019 1. Under the terms of a presale transaction, the company is obligated to purchase the property from the third-party developer as long as certain construction completion deadlines and other closing conditions are met. The company is responsible for leasing, management, and initial operations of the project while the third-party developer retains development risk during the construction period. In accordance with accounting guidance, the company includes presale properties in its consolidated financial statements upon execution of the presale agreement with the developer. 2. Includes the contractual purchase price and ACC-elected upgrades. 3. Includes ACC's investment funded to date, earnest money and mezzanine financing, if applicable. 4. The company executed the presale agreement with the developer in March 2018, at which time it provided $15.6 million of mezzanine financing to the project. The company purchased the remaining ownership interest from the developer in November 2019. S-12

Third-Party Development Update
($ in thousands)

	Three Months Ended December 31, 2019	2018	$ Change	Twelve Months Ended December 31, 2019	2018	$ Change
Development services revenue	$ 662	$ 3,398	$ (2,736)	$ 13,051	$ 7,281	$ 5,770
% of total revenue	0.3%	1.4%		1.4%	0.8%	

CONTRACTED PROJECTS IN PROGRESS

Project	Location	Primary University Served	Beds	Total Fees	Fees Earned as of December 31, 2019	Fees Earned in Current Year	Remaining Fees as of December 31, 2019	Scheduled Completion
Prairie View A&M University Phase IX	Prairie View, TX	Prairie View A&M University	540	$ 2,500	$ 1,732	$ 1,732	$ 768	August 2020
Dundee Residence Hall and Glasgow Dining Hall	Riverside, CA	University of California, Riverside	820	5,000	3,580	946	1,420	August 2020
University of California - Riverside North District Phase I	Riverside, CA	University of California, Riverside	1,502	6,700	3,834	3,834	2,866	September 2021
			2,862	$ 14,200	$ 9,146	$ 6,512	$ 5,054	

ON-CAMPUS AWARD PIPELINE [1]

Project	Location	Anticipated Financing Structure	Anticipated Commencement	Targeted Completion	Estimated Fees
Georgetown University - Capitol Campus Housing	Washington, D.C.	Third-party	Q3 2020	Summer 2022	$3,000
Upper Hearst Development for the Goldman School of Public Policy [2]	Berkeley, CA	Third-party	Q3 2020	Summer 2022	$3,000
University of California Irvine Phase V	Irvine, CA	Third-party	Q3 2020	Summer 2022	$5,000
Concordia University Phase II	Austin, TX	Third-party	Q4 2020	Summer 2022	$1,000
Northeastern University - Phase II	Boston, MA	ACE	Q1 / Q2 2021	Fall 2023	N/A
Princeton University Lake Campus Graduate Housing	Princeton, NJ	TBD	TBD	TBD	TBD
University of California Berkeley Master Development [3]	Berkeley, CA	TBD	TBD	TBD	TBD
University of California Riverside Master Development [3]	Riverside, CA	Third-party	TBD	TBD	TBD
West Virginia University Master Development [3]	Morgantown, WV	TBD	TBD	TBD	TBD

1. These awards relate to speculative development projects that are subject to final determination of feasibility, negotiation, final award, procurement rules and other applicable law, execution and closing of definitive agreements on terms acceptable to the company, and fluctuations in the construction and financing markets. Anticipated commencement and fees are dependent upon the availability of project financing, which is affected by current capital market conditions.
2. Anticipated commencement and targeted completion dates may be affected by the outcome of a lawsuit filed by the city of Berkeley against the University.
3. These projects include multiple phases to be completed over several years. The full scope, transaction structure, feasibility, fees, and timing will be negotiated.

S-13

Management Services Update
($ in thousands)

	Three Months Ended December 31, 2019	2018	$ Change	Year Ended December 31, 2019	2018	$ Change
Management services revenue	$ 3,818	$ 2,503	$ 1,315	$ 12,936	$ 9,814	$ 3,122
% of total revenue	1.5%	1.0%		1.4%	1.1%	

NEW / PENDING MANAGEMENT CONTRACTS

Project	Location	Primary University / Market Served	Approximate Beds	Stabilized Annual Fees [1]	Actual or Anticipated Commencement
Walt Disney World® College Program [2]	Orlando, FL	Walt Disney World® Resort	7,870	$ 250	April 2019
The Academic & Residential Complex	Chicago, IL	University of Illinois, Chicago	548	240	August 2019
Tubman Laws Hall	Dover, DE	Delaware State University	620	220	August 2019
Campus1 - Montreal [3]	Montreal, Quebec	McGill University	886	250	September 2019
Plaza Verde	Irvine, CA	University of California, Irvine	1,441	630	September 2019
Nevada State College [4]	Henderson, NV	Nevada State College	342	100	August 2020
Prairie View A&M University Phase IX	Prairie View, TX	Prairie View A&M University	540	190	August 2020
Dundee Residence Hall and Glasgow Dining Hall	Riverside, CA	University of California, Riverside	820	440	September 2020
University of California, Riverside - North District	Riverside, CA	University of California, Riverside	1,502	540	September 2021
			14,569	$ 2,860	

DISCONTINUED MANAGEMENT CONTRACTS

Project	Location	Primary University / Market Served	Beds	2019 Fee Contribution Prior to Termination	Discontinued As Of
Collegeview Commons	Ontario, Canada	Durham College	974	$ 24	March 2019
MyRez at Lester	Ontario, Canada	University of Waterloo	455	37	April 2019
The Rixey	Arlington, VA	Marymount University	531	190	February 2020
			1,960	$ 251	

1. Stabilized annual fees are dependent upon the achievement of anticipated occupancy levels.
2. As the project's facilities manager, the company is responsible for the operations and maintenance of the project. Because of the company's role in funding payroll costs for on-site personnel and certain other operating costs at the properties, accounting guidance requires the management fee for this project to be recorded on a gross basis in the company's consolidated financial statements. Accordingly, both management services revenue and third-party management services expenses in the accompanying consolidated statements of comprehensive income for 2019 include approximately $3.3 million in reimbursed payroll and other operating costs. The stabilized annual fee noted above does not include such reimbursed costs and represents the net management fee anticipated to be earned by the company.
3. The stabilized annual fee amount does not include an initial operations fee of $105,000 earned from July 2018 through August 2019.
4. The stabilized annual fee amount does not include an initial operations fee of $140,000 earned from May 2019 through July 2020.

S-14

Capital Structure as of December 31, 2019[1]

($ in millions, except per share data)

Market Capitalization & Unsecured Notes Covenants		
Total Debt [2]	$	3,408
Total Equity Market Value [3]		6,531
Total Market Capitalization		9,939
Debt to Total Market Capitalization		34.3%
Net Debt to EBITDA [4]		6.7x
Total Asset Value [5]	$	8,573
Unencumbered Asset Value		7,075
Unencumbered Asset Value to Total Asset Value		82.5%

	Requirement	Current Ratio
Total Debt to Total Asset Value	≤ 60%	39.8%
Secured Debt to Total Asset Value	≤ 40%	9.1%
Unencumbered Asset Value to Unsecured Debt	> 150%	269.5%
Interest Coverage [4]	> 1.5x	3.8x

	Principal Outstanding [2]	Weighted Average Interest Rate	Average Term To Maturity
Mortgage Loans [6]	$ 693	4.5% [7]	5.3 Yrs
Unsecured Revolving Credit Facility	426	3.0%	2.2 Yrs
Unsecured Term Loan	200	2.5%	2.5 Yrs
Unsecured Notes	2,000	3.7% [8]	4.6 Yrs [8]
On-Campus Participating Properties	89	4.8%	13.2 Yrs
Total/Weighted Average	**$ 3,408**	**3.7% [8]**	**4.5 Yrs [8]**

Variable Rate Debt as % of Total Debt [9] **12.6%**

Debt Maturity Schedule



$900
$800
$700
$600
$500
$400
$300
$200
$100
$0
Unsecured Notes
On-Campus Participating Properties
Unsecured Term Loans
Unsecured Revolving Credit Facility
Mortgage Loans
$400
$34
$25
$169
$200
$426
$26
$400
$12
$400
$134
$9
$400
$400
$2
$330
8
$400
$41
2020
2021
2022
2023
2024
2025
2026
2027
2028
2029+

Weighted Average Interest Rate Of Debt Maturing Each Year

	2020	2021	2022	2023	2024	2025	2026	2027	2028	2029+
Fixed Rate Debt	3.5%	5.4%	2.9%	3.8%	4.2%	N/A	3.7%	3.6%	4.1%	3.8%
Total Debt	3.5%	5.2%	2.9%	3.9%	4.2%	7.6%	3.7%	3.6%	4.1%	3.8%

1. Refer to pages S-21 and S-22 for detailed definitions of terms appearing on this page.
2. Excludes net unamortized debt premiums related to mortgage loans assumed in connection with acquisitions of $6.4 million, unamortized original issue discount on unsecured notes of $2.3 million, and unamortized deferred financing costs of $14.7 million.
3. Based on share price of $47.03 and fully diluted share count of 138,875,809 as of December 31, 2019. Assumes conversion of 503,717 common and preferred Operating Partnership units and 967,340 unvested restricted stock awards.
4. Refer to calculations on page S-16, including a reconciliation to net income and interest expense, the most directly comparable GAAP measures.
5. Excludes accumulated depreciation of $1.5 billion, receivables and intangible assets, net of accumulated amortization, of $62.6 million, and lease-related right of use assets of $460.9 million associated with the adoption of new lease accounting guidance on January 1, 2019.
6. Includes $330.0 million of mortgage debt related to the ACC / Allianz joint venture of which the company has a 55% interest.
7. Including the amortization of net debt premiums related to mortgage loans assumed in connection with property acquisitions, the effective interest rate for fixed rate mortgage loans is 3.8%.
8. In January 2020, the Company issued $400.0 million of 10-year unsecured notes at a yield of 2.872% that mature in 2030. Proceeds from the issuance were used to prepay $400.0 million of unsecured notes with a yield of 3.39% percent that were scheduled to mature in October 2020. The issuance and redemption reduced the weighted average interest rate on unsecured notes and total debt from 3.7% and 3.7% to 3.6% and 3.7%, respectively, and also lengthened the average term to maturity on unsecured notes and total debt from 4.6 years and 4.5 years to 6.5 years and 5.6 years, respectively.
9. The company's variable rate debt consists of the unsecured revolving credit facility and $3.1 million of mortgage debt at one of our on-campus participating properties. Remaining variable rate debt has been swapped to a fixed interest rate.

S-15

Interest Coverage [1]

($ in thousands)

	Three Months Ended				
	March 31, 2019	June 30, 2019	September 30, 2019	December 31, 2019	Last Twelve Months
Net income attributable to ACC, Inc. and Subsidiaries common stockholders	$ 29,640	$ 10,386	$ 20,223	$ 24,720	$ 84,969
Net income (loss) attributable to noncontrolling interests	1,728	(176)	(887)	1,128	1,793
Interest expense	27,061	27,068	28,303	28,855	111,287
Income tax provision	364	314	305	524	1,507
Depreciation and amortization	68,755	68,815	68,930	68,546	275,046
Amortization of deferred financing costs	1,132	1,218	1,315	1,347	5,012
Share-based compensation	3,765	3,745	3,104	3,003	13,617
Provision for impairment	3,201	—	—	14,013	17,214
Gain on extinguishment of debt, net	—	—	(20,992)	—	(20,992)
Loss (gain) from disposition of real estate	—	282	—	(229)	53
Earnings Before Interest, Taxes, Depreciation, and Amortization ("EBITDA")	**$ 135,646**	**$ 111,652**	**$ 100,301**	**$ 141,907**	**$ 489,506**
Pro-forma adjustments to EBITDA [2]					10,806
Adjusted EBITDA					**$ 500,312**
Interest Expense from consolidated statement of comprehensive income	$ 27,061	$ 27,068	$ 28,303	$ 28,855	$ 111,287
Amortization of mortgage debt premiums/discounts	1,246	1,246	1,212	1,233	4,937
Capitalized interest	2,739	3,623	3,072	2,669	12,103
Change in accrued interest payable	(7,300)	5,060	(2,013)	2,942	(1,311)
Cash Interest Expense	**$ 23,746**	**$ 36,997**	**$ 30,574**	**$ 35,699**	**$ 127,016**
Pro-forma adjustments to Cash Interest Expense [2]					4,385
Adjusted Interest Expense					**$ 131,401**
Interest Coverage					**3.8x**

1. Refer to pages S-21 and S-22 for detailed definitions of terms appearing on this page.
2. Adjustment to reflect all acquisitions, development deliveries, dispositions, debt repayments, and debt refinancings as if such transactions had occurred on the first day of the 12 month period presented.

S-16

Capital Allocation – Long Term Funding Plan (2020 - 2023)

($ in millions)

Sources and Uses for Development - As of December 31, 2019

	Estimated Project Cost	Total Costs Incurred	Remaining Capital Needs
Estimated Capital Uses:			
Development Pipeline [1]:			
2020 Developments Underway	$ 171	$ 113	$ 58
Disney College Program Housing:			
Phases I-II (2020 deliveries)	109	82	27
Phases III-V (2021 deliveries)	190	102	88
Phases VI-VIII (2022 deliveries)	193	27	166
Phases IX-X (2023 deliveries)	123	15	108
Core Spaces / DRW Portfolio Transaction:			
Presale Developments Funding [2]	69	—	69
Total	$ 855	$ 339	**$ 516**

	Capital Sources
Estimated Sources through 2023:	
Cash and Cash Equivalents as of December 31, 2019	$ 55
Estimated Cash Flow Available for Investment - through 2023 [3]	257
Anticipated Debt (Repayment) / Funding - through 2023 [4]	(321) to (121)
Anticipated Capital Recycling and/or Equity Funding - through 2023 [4]	525 to 325
Total	**$ 516**

Selected Credit Metrics [5]

Credit Metric:	December 31, 2019	Pro Forma [6]
Total Debt to Total Asset Value	39.8%	34.4% - 38.0%
Net Debt to EBITDA [7]	6.7x	5.6x - 6.1x

Note: This analysis demonstrates anticipated funding for the developments currently committed, underway, or with expected starts in the current year. As future developments commence, they are expected to be funded via additional dispositions, joint ventures, free cash available for investment, and capital market transactions.

1. Includes owned development projects under construction and management's Estimated Project Cost for future development deliveries that are expected to commence construction during the current year, as disclosed on page S-11.
2. Reflects the exercise of the option to purchase the remaining interest in the joint ventures with Core Spaces / DRW Real Estate Investments.
3. Available cash flow is derived from disclosures in our 2018 Form 10-K and is calculated as net cash provided by operating activities of $376.6 million, excluding changes in working capital of $29.8 million, less dividend payments of $250.5 million, less principal payments on debt of $11.7 million, less recurring capital expenditures of $20.3 million. Calculation results in available cash flow for investment in 2018 of $64.3 million, which is then annualized over the remaining 16 quarters through the end of 2023.
4. Reflects the company's current anticipated capital sources to fund committed developments through 2023. The actual mix of capital sources may vary based on prevailing capital market conditions and the company's balance sheet management strategy.
5. Refer to definitions outlined on pages S-21 and S-22 for detailed definitions of terms appearing on this page.
6. Ratios represent the pro forma impact of development deliveries and funding alternatives assumed in the Sources and Uses table. The lower end of the pro forma leverage ranges assumes remaining capital needs in excess of debt are funded with equity, while the higher end assumes remaining needs in excess of debt are funded with dispositions. Actual ratios will vary based on the timing of construction funding, future cash flow available for investment, and the ultimate mix of sources from debt, equity, joint ventures, or dispositions.
7. Refer to page S-16 for a reconciliation of EBITDA to net income, the most directly comparable GAAP measure.

S-17

Outlook - Summary (Full Year and Q1 2020)[1]

($ in thousands, except share and per share data)

	2020 Guidance		Q1 2020 Guidance	
	Low	High	Low	High
Net income[2]	$ 82,800	$ 96,300	$ 29,500	$ 31,500
Noncontrolling interests' share of net income	—	—	500	500
Joint Venture ("JV") partners' share of net loss (income)	400	400	(400)	(400)
JV partners' share of depreciation and amortization	(7,600)	(7,600)	(1,900)	(1,900)
JV partners' share of funds from operations	(7,200)	(7,200)	(2,300)	(2,300)
Total depreciation and amortization	268,300	268,300	66,400	66,400
Corporate depreciation	(3,900)	(3,900)	(1,000)	(1,000)
FFO	$ 340,000	$ 353,500	$ 93,100	$ 95,100
Elimination of operations from on-campus participating properties ("OCPP")	(15,000)	(14,600)	(5,600)	(5,500)
Contribution from OCPPs	5,300	5,900	1,400	1,600
Elimination of loss from early extinguishment of debt[3]	4,800	4,800	4,800	4,800
Funds from operations - modified ("FFOM")	$ 335,100	$ 349,600	$ 93,700	$ 96,000
Net income per share - diluted	$ 0.59	$ 0.69	$ 0.21	$ 0.23
FFO per share - diluted	$ 2.44	$ 2.54	$ 0.67	$ 0.68
FFOM per share - diluted	$ 2.41	$ 2.51	$ 0.67	$ 0.69
Weighted-average common shares outstanding - diluted	139,228,200	139,228,200	139,086,700	139,086,700

1. The company believes that the financial results for the fiscal year ending December 31, 2020 may be affected by, among other factors:
   - national and regional economic trends and events;
   - the success of leasing the company's owned properties for the 2020-2021 academic year;
   - the timing and amount of any acquisitions, dispositions or joint venture activity;
   - interest rate risk;
   - the timing of commencement and completion of construction on owned development projects;
   - the ability of the company to be awarded and the timing of the commencement of construction on third-party development projects;
   - university enrollment, funding and policy trends;
   - the ability of the company to earn third-party management revenues;
   - the amount of income recognized by the taxable REIT subsidiaries and any corresponding income tax expense;
   - the ability of the company to integrate any acquired properties;
   - the outcome of legal proceedings arising in the normal course of business; and
   - the finalization of property tax rates and assessed values in certain jurisdictions.
2. Does not include any potential gain or loss on sale from anticipated dispositions, as such will be eliminated for the purposes of calculating FFOM.
3. Represents costs related to the prepayment of the company's $400 million 3.350% unsecured notes that were previously due to mature in October 2020 using proceeds from the company's $400 million 10-year unsecured notes issued in January 2020.

S-18

2020 Outlook - Detail

($ in thousands, except share and per share data)

FFO Guidance	Year Ended December 31, 2020 Low		High		Assumptions & Other
Owned properties [1]					
2020 same store properties					
Same store revenue	$	853,100	$	858,100	Assumes academic year 2020/2021 opening same store rental revenue growth of 1.5% - 3-0%.
% growth		*1.4 %*		*2.0 %*	
Same store operating expenses		(383,600)		(380,600)	
% growth		*3.2 %*		*2.4 %*	
Same store net operating income ("NOI")	$	469,500	$	477,500	
% growth		*— %*		*1.7 %*	
2020 new properties NOI	$	32,500	$	33,700	
2020 NOI contribution from dispositions and other	$	1,000	$	1,000	Includes NOI contribution from an anticipated $148.0 million disposition during the first quarter and recurring professional fees related to the operation of the ACC/Allianz joint venture.
Total owned properties NOI	$	503,000	$	512,200	
Third-party development services revenue	$	8,000	$	13,100	
Third-party management services revenue [2]	$	15,300	$	16,100	
Third-party development and mgmt. services expenses [2]	$	(22,200)	$	(22,600)	
General and administrative expenses	$	(36,500)	$	(37,300)	
Ground/facility leases expense	$	(17,400)	$	(17,800)	
Less: OCPP ground/facility leases expense	$	3,300	$	3,700	
Interest income [3]	$	1,900	$	1,900	
Interest expense	$	(110,700)	$	(110,700)	Net of $12.8 million of capitalized interest.
Less: OCPP interest expense	$	4,100	$	4,100	
Amortization of deferred financing costs [3]	$	(4,800)	$	(4,800)	
Corporate depreciation [4]	$	(3,900)	$	(3,900)	
OCPP overhead	$	(1,600)	$	(1,600)	
Income tax provision	$	(1,500)	$	(1,500)	
JV partners' share of net loss	$	400	$	400	For the purposes of calculating NAV, the company excludes $13.8 million of NOI and $148.5 million of mortgage debt related to consolidated joint venture partners' share of NOI and any mortgage debt.
JV partners' share of depreciation and amortization	$	(7,600)	$	(7,600)	
Contribution from OCPP [5]	$	5,300	$	5,900	
FFOM per share - diluted	**$**	**2.41**	**$**	**2.51**	

1. Refer to page S-20 for detail of the 2020 same store and new property groupings.
2. Includes $4.6 million in reimbursed payroll and other operating costs as described on page S-14.
3. Excluding on-campus participating properties ("OCCPs").
4. Represents depreciation expense not added back in the calculation of FFO as per the NAREIT definition of FFO.
5. Includes the company's 50% share of OCPP net cash flow and management and development fees received, as per the definition of FFOM on page S-21.

S-19

Detail of Property Groupings

As of December 31, 2019

	2019 Grouping				2020 Grouping			
	Same Store Properties		New Properties		Same Store Properties		New Properties	
	# of Properties	Design Beds	# of Properties	Design Beds	# of Properties	Design Beds	# of Properties	Design Beds
Properties Purchased or Developed Prior to January 1, 2018	143	86,111			143	86,111		
Property Sold/ Held for Sale [1]					(1)	(901)		
2018 Development Deliveries			10	6,985	10	6,985		
2019 Development Deliveries			5	3,159			5	3,159
2020 Development Deliveries			3	2,483			3	2,483
2021 Development Deliveries [2]			—	3,369			—	3,369
2022 Development Deliveries [2]			—	3,235			—	3,235
2023 Development Deliveries [2]			—	2,209			—	2,209
Total Owned Properties	**143**	**86,111**	**18**	**21,440**	**152**	**92,195**	**8**	**14,455**

Grand Total # of Owned Properties (All Groupings)	**161**
Grand Total Owned Design Beds (All Groupings)	**107,551**

Note on Property Portfolio: When disclosing our number of properties and design beds as of a certain date, we include all properties that are owned and operating as of that date, as well as properties that are under construction and anticipated to open for operations in future years. Properties that are in our development pipeline but have not yet commenced construction are not included.

2019: The 2019 same store grouping represents properties owned and operating for both of the entire calendar years ended December 31, 2019 and 2018. This same store grouping will be used for purposes of presenting our 2019 same store operating results.

2020: The 2020 same store grouping represents properties owned and operating for both of the entire calendar years ended December 31, 2020 and 2019. This same store grouping will be used for purposes of presenting our 2020 same store operating results.

1. Represents a 2019 same store property anticipated to be sold during the first quarter of 2020.
2. The Disney College Program project will be delivered in multiple phases over several years with initial deliveries expected in 2020 and full development completion in 2023. All phases are counted as one property in the table above.

S-20

Definitions ACE The company’s American Campus Equity program, whereby the company enters into long-term ground/facility lease agreements with Universities to invest our capital and to develop, own, and operate on-campus student housing communities. Properties under this structure are considered to be owned and are included in the company's consolidated financial statements. Adjusted EBITDA* EBITDA, including pro forma adjustments to reflect acquisitions, development deliveries, and dispositions as if such transactions had occurred on the first day of the 12-month period presented. Adjusted Interest Expense* Interest Expense, including pro forma adjustments to reflect acquisitions, development deliveries, dispositions, debt repayments, and debt refinancings as if such transactions had occurred on the first day of the 12-month period presented. Cash Cash and cash equivalents, determined on a consolidated basis in accordance with GAAP. Cash Interest Expense* Consolidated interest expense calculated in accordance with GAAP, plus amounts which have been deducted and minus amounts which have been added for, without duplication: (i) the amortization of mark-to-market premiums/discounts on mortgage loans assumed in connection with acquisitions; (ii) capitalized interest; and (iii) the change in accrued interest during the period presented. Design Beds Total beds based on the original property design, generally as specified in the construction documents. EBITDA* Consolidated net income calculated in accordance with GAAP, plus amounts which have been deducted and minus amounts which have been added for, without duplication: (i) interest expense; (ii) provision for income taxes; (iii) depreciation, amortization and all other non- cash items; (iv) provision for gains and losses; (v) noncontrolling interests; and (vi) extraordinary and other non-recurring items, as we determine in good faith. Funds from Operations Determined based on the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (”FFO”) (“NAREIT”). Calculated as consolidated net income or loss attributable to common shares computed in accordance with GAAP, excluding gains or losses from depreciable operating property sales, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Also excludes non-cash impairment charges. FFO Modified FFO modified to reflect certain adjustments related to the economic performance of our on-campus participating properties, the (”FFOM”) elimination of real estate transaction costs, and other items, as we determine in good faith, that do not reflect our core operations on a comparative basis. The company believes it is meaningful to eliminate the FFO generated from the on-campus participating properties and instead to reflect the company's 50% share of the properties' net cash flow and management and development fees received, as this measure better reflects the economic benefit derived from the company's involvement in the operation of these properties. GAAP Accounting principles generally accepted in the United States of America. Interest Coverage* Adjusted EBITDA / Adjusted Interest Expense. Net Debt* Total Debt less Cash. Net Debt to EBITDA* Net Debt divided by Adjusted EBITDA. Net Operating Income Property revenues less direct property operating expenses, excluding depreciation, but including an allocation of costs related to “NOI” corporate management and oversight. * These definitions are provided for purposes of calculating the company’s unsecured notes covenants and other key ratios. S-21

Definitions On-campus Participating A transaction structure whereby the company enters into long-term ground/facility lease agreements with Universities to develop, Properties construct, and operate student housing communities. Under the terms of the leases, title to the constructed facilities is held by the University/lessor and such lessor receives 50% of net cash flows, as defined, on an annual basis through the term of the lease. Operating Expenses General & administrative and other expenses include security costs, shuttle costs, and property-level general and administrative costs as well as an allocation of costs related to corporate management and oversight. Also includes acquisition integration costs, food service, and other miscellaneous expenses. Utilities expense represents gross expenses prior to any recoveries from tenants, which are reflected in owned properties revenues. Payroll expense includes payroll and related expenses for on-site personnel including general managers, maintenance staff, and leasing staff. Repairs and maintenance expense includes general maintenance costs such as interior painting, routine landscaping, pest control, fire protection, snow removal, elevator maintenance, roof and parking lot repairs, and other miscellaneous building repair costs. Also includes costs related to the annual turn process. Marketing expense includes costs related to property marketing campaigns associated with our ongoing leasing efforts. Physical Occupancy Occupied beds, including staff accommodations, divided by Design Beds. Rentable Beds Design Beds less beds used by on-site staff. Same Store Grouping Properties owned and operating for both of the entire annual periods presented, which are not conducting or planning to conduct substantial development, redevelopment, or repositioning activities, and are not classified as held for sale as of the current period-end. Includes the full operating results of properties owned through joint ventures in which the company has a controlling financial interest and which are consolidated for financial reporting purposes. Secured Debt* The portion of Total Debt that is secured by a mortgage, trust, deed of trust, deed to secure indebtedness, pledge, security interest, assignment of collateral, or any other security agreement. Total Asset Value* Undepreciated book value of real estate assets and all other assets, excluding receivables, intangibles, and right of use assets, of our consolidated subsidiaries, all determined in accordance with GAAP. Total Debt* Total consolidated debt calculated in accordance with GAAP, including finance leases and excluding mark-to-market premiums/ discounts on mortgage loans assumed in connection with acquisitions, the original issued discount on unsecured notes, and deferred financing costs. Total Equity Market Value Fully diluted common shares times the company’s stock price at period-end. Unencumbered Asset Value* The sum of (i) the undepreciated book value of real estate assets which are not subject to secured debt; and (ii) all other assets, excluding accounts receivable and intangibles, for such properties. Does not include assets of unconsolidated joint ventures. Unsecured Debt* The portion of Total Debt that is not Secured Debt. * These definitions are provided for purposes of calculating the company’s unsecured notes covenants and other key ratios. S-22

Investor Information

Executive Management

Bill Bayless	Chief Executive Officer
Jim Hopke	President
Jennifer Beese	Chief Operating Officer
Daniel Perry	Chief Financial Officer
William Talbot	Chief Investment Officer
Kim Voss	Chief Accounting Officer

Research Coverage

Jacob Kilstein	Argus Research Company	(646) 747-5447	jkilstein@argusresearch.com
Jeffery Spector / Shirley Wu	Bank of America / Merrill Lynch	(646) 855-1363 / (646) 855-3081	jeff.spector@baml.com / s.wu@baml.com
Neil Malkin	Capital One	(571) 633-8191	neil.malkin@capitalone.com
Michael Bilerman / Nick Joseph	Citigroup Equity Research	(212) 816-1383 / (212) 816-1909	michael.bilerman@citi.com / nicholas.joseph@citi.com
Derek Johnston / Tom Hennessy	Deutsche Bank Securities, Inc.	(212) 250-5683 / (212) 250-4063	derek.johnston@db.com / tom.hennessy@db.com
Steve Sakwa / Samir Khanal	Evercore ISI	(212) 446-9462 / (212) 888-3796	steve.sakwa@evercoreisi.com / samir.khanal@evercoreisi.com
Richard Skidmore	Goldman Sachs & Co.	(801) 741-5459	richard.skidmore@gs.com
John Pawlowski / Alan Peterson	Green Street Advisors	(949) 640-8780 / (949) 640-8780	jpawlowski@greenstreetadvisors.com / apeterson@greenstreetadvisors.com
Aaron Hecht	JMP Securities	(415) 835-3963	ahecht@jmpsecurities.com
Anthony Paolone / Nikita Bely	J.P. Morgan Securities	(212) 622-6682 / (212) 622-0695	anthony.paolone@jpmorgan.com / nikita.bely@jpmorgan.com
Jordan Sadler / Austin Wurschmidt	KeyBanc Capital Markets	(917) 368-2280 / (917) 368-2311	jsadler@key.com / awurschmidt@key.com
Alexander Goldfarb / Daniel Santos	Piper Sandler & Co.	(212) 466-7937 / (212) 466-7927	alexander.goldfarb@psc.com / daniel.santos@psc.com
Drew Babin / Alex Kubicek	Robert W. Baird & Co.	(610) 238-6634 / (414) 765-7311	dbabin@rwbaird.com / akubicek@rwbaird.com

American Campus Communities, Inc. is followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding American Campus Communities, Inc.'s performance made by such analysts are theirs alone and do not represent the opinions, forecasts or predictions of the company or its management. American Campus Communities, Inc. does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions or recommendations.

Corporate Headquarters

American Campus Communities, Inc.
12700 Hill Country Blvd., Suite T-200
Austin, Texas 78738

Tel: (512) 732-1000
Fax: (512) 732-2450
www.americancampus.com

Investor Relations

Ryan Dennison
SVP, Capital Markets and Investor Relations

(512) 732-1000
rdennison@americancampus.com

S-23

Forward-looking Statements and Non-GAAP Financial Measures In addition to historical information, this supplemental package contains forward-looking statements under the applicable federal securities law. These statements are based on management’s current expectations and assumptions regarding markets in which American Campus Communities operates, operational strategies, anticipated events and trends, the economy, and other future conditions. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. For discussions of some risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements, please refer to our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2018 under the heading “Risk Factors” and under the heading “Business - Forward-looking Statements” and subsequent quarterly reports on Form 10-Q. We undertake no obligation to publicly update any forward-looking statements, including our expected 2020 operating results, whether as a result of new information, future events, or otherwise. This presentation contains certain financial information not derived in accordance with United States generally accepted accounting principles (“GAAP”). These items include earnings before interest, tax, depreciation and amortization (“EBITDA”), net operating income (“NOI”), funds from operations (“FFO”) and FFO-Modified (“FFOM”). Refer to Definitions for a detailed explanation of terms appearing in the supplement. The Company presents this financial information because it considers each item an important supplemental measure of its operating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. These measures should not be considered as alternatives to net income or loss computed in accordance with GAAP as an indicator of the Company's financial performance or to cash flow from operating activities computed in accordance with GAAP as an indicator of its liquidity, nor are these measures indicative of funds available to fund its cash needs, including its ability to pay dividends or make distributions.